Exhibit 5

August 2, 2011

Pernix Therapeutics Holdings, Inc.
33219 Forest West Street
Magnolia, Texas  77354

Ladies and Gentlemen:

We have acted as counsel to Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to registration under the Securities Act of 1933 of 1,316,213 shares of common stock of the Company, $0.01 par value per share (the “Common Stock”).  The Common Stock is to be issued under the Amended and Restated Pernix Therapeutics Holdings, Inc. 2009 Stock Incentive Plan (the “Amended and Restated Plan”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following:  (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan after the filing of this Registration Statement, are validly authorized shares of Common Stock and, when issued for at least par value and in accordance with the provisions of the Plan, will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

/s/	JONES, WALKER, WAECHTER, POITEVENT, CARRÈRE & DENÈGRE, L.L.P.

JONES, WALKER, WAECHTER, POITEVENT, CARRÈRE & DENÈGRE L.L.P.
201 St. Charles Avenue ▪ New Orleans, Louisiana 70170-5100 ▪ 504-582-8000 ▪ Fax 504-582-8583 ▪ E-Mail info@joneswalker.com ▪ www.joneswalker.com
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